U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                     FORM 8-K


                                   CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

            Date of Report (date of earliest event reported): May 25, 2005

                              FREESTAR TECHNOLOGY CORPORATION
                 (Exact Name of Registrant as Specified in Its Charter)

          Nevada                         0-28749             88-0447457
  (State or Other Jurisdiction   (Commission File Number)   (I.R.S. Employer
       of Incorporation)                                    Identification No.)

     Calle Fantino Falco, J.A. Baez Building, 2nd Floor, Santo Domingo,
                              Dominican Republic
                     (Address of Principal Executive Offices)

        Registrant's telephone number, including area code:  (809) 368-2001



            (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-
           2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]  Pre-commencement communications pursuant to Rule 13e-
           4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

     On May 25, 2005, the Company filed an application for listing of its common stock on the Nordic Growth Market exchange in Stockholm, Sweden. The Company's board of directors had previously approved this action. The Stockholm law firm of Mannheirmir Swartling is assisting the Company in preparing and filing this application. A press release announcing this filing is attached as Exhibit 99.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-B.

                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       FreeStar Technology Corporation



Dated: May 25, 2005                    By: /s/ Paul Egan
                                       Paul Egan, President

                                 EXHIBIT INDEX

Number          Description

99 Press release issued by the Company, dated May 25, 2005 (filed herewith).

                             EX-99

                        PRERSS RELEASE

FREESTAR BOARD OF DIRECTORS APPROVE APPLICATION FOR LISTING ON
SWEDEN'S NORDIC GROWTH MARKET (NGM)

NEW YORK--(BUSINESS WIRE)-May 25, 2005 -- FreeStar Technology Corporation (OTC Bulletin Board: FSRT - News), announced today that its Board of Directors has approved a resolution to list the Company's common stock on the Nordic Growth Market exchange allowing more visible trading of its common stock to Nordic and Scandinavian investors. FreeStar has been aggressively pursuing projects in the Nordic and Baltic regions and following the protocol to bring them to fruition. FreeStar has engaged the services of the law firm Mannheirmir Swartling to complete its listing procedure

Paul Egan, President and CEO of FreeStar Technology Corporation said, "In light of the Company's progress and recent developments, FreeStar seems well positioned for greater exposure. We have made great strides over the past several years and our interests focus on the execution of our business plan."

FreeStar will continue to deliver updates to its shareholders and the investment community as developments warrant.

About FreeStar Technology Corporation

FreeStar Technology is a payment processing and technology company operating a robust Northern European BASE24 credit card processing platform based in Helsinki, Finland. FreeStar currently processes approximately 1,000,000 card payments per month for an established client base that comprises companies such as Finnair, Ikea and Stockman. FreeStar is focused on exploiting a first-to-market advantage for its Enhanced Transactional Secure Software (ETSS), which is a software package that empowers consumers to consummate e-commerce transactions with a high level of security using credit, debit, ATM (with PIN) or smart cards. The company, based in Santo Domingo, Dominican Republic, maintains satellites offices in Dublin, Ireland, Helsinki, Finland, and Geneva, Switzerland. For more information, please visit FreeStar Technology's websites at http://www.freestartech.com and http://www.rahaxi.com.

About Nordic Growth Market (NGM)

Nordic Growth Market (NGM) is the home of growth companies. NGM is an exchange under the supervision of the Swedish Financial Supervisory Authority. Nordic Growth Market offers listing and trading on the NGM Official list and the NGM Equity list and trading in derivatives on the Nordic Derivatives Exchange (NDX).

NGM has created an innovative and creative environment combined with an advanced technical platform in the background. For more information, please visit its website at www.ngm.se

About Mannheirmir Swartling

Mannheimer Swartling is one of Sweden's largest law firms, and is also by international standards a law firm of significant size. Considerable resources are required to satisfy the growing demand among clients for cutting-edge legal skills and business strategy competence - resources not easily found in a small firm. For more information, please visit its website at www.mannheimerswartling.se .

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The companies caution that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in FreeStar's Form 10-KSB filing and other filings with the U.S. Securities and Exchange Commission (available at http://www.sec.gov/). FreeStar undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contact:

     FreeStar Technology Corporation, Santo Domingo
     Paul Egan, 809-368-2001

Or
     Mannheirmir Swartling
     Maria Larsson, +46 8 505 76379

Source: FreeStar Technology Corporation